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                                                      Exhibit C

                 NEES GLOBAL TRANSMISSION, INC.
                    Statement of Cash Flows
           For the Twelve Months Ended June 30, 1997
               (Unaudited, Subject to Adjustment)
                     (thousands of dollars)

Operating Activities:
 Net loss                                                       $(4,490)
 Adjustments to reconcile net loss to
   net cash provided by operating
   activities:
   Deferred income taxes                                           (113)
   (Increase)/decrease in accounts receivable                      (370)
   (Increase)/decrease in prepayments                               183
   Increase/(decrease) in accounts payable                          275
   Increase/(decrease) in taxes payable                               1
                                                                -------
Net cash used in operating activities                           $(4,514)
                                                                =======

Investing Activities:
 Investment in Monitoring Technologies, Inc.                    $  (475)
                                                                -------
Net cash used in investing activities                           $  (475)
                                                                =======
Financing Activities:
 Subordinated notes payable to parent-issues                    $ 5,000
                                                                -------
Net cash provided by financing activities                       $ 5,000
                                                                =======
Net increase/(decrease) in cash and cash
 equivalents                                                    $    11
Cash and cash equivalents at beginning of period                     94
                                                                -------
Cash and cash equivalents at end of period                      $   105
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